Exhibit 99.1

Riverbed Technology Reports

Record Third Quarter 2009 Financial Results as Revenue Exceeds $100 Million

•	Revenue increases 12% over prior quarter and 18% over prior year

•	Cash flow from operations of $38 million

•	$297 million in cash and marketable securities and no debt

SAN FRANCISCO, CA – October 22, 2009 – Riverbed Technology (NASDAQ: RVBD), the IT infrastructure performance company for networks, applications and storage, today reported financial results for its third quarter ended September 30, 2009 (Q3’09).

Total GAAP revenue for Q3’09 was $102.0 million, an increase of 12% from $91.0 million reported in the second quarter of fiscal year 2009 (Q2’09) and an increase of 18% from $86.5 million of revenue reported in the third quarter of fiscal year 2008 (Q3’08). GAAP net income for Q3’09 was $5.5 million, or $0.08 per share. This compares to a GAAP net loss in Q2’09 of $290,000, or $0.00 per share, and a GAAP net loss of $12.4 million, or $0.17 per share, in Q3’08.

Non-GAAP revenue for Q3’09 was $102.6 million, an increase of 12% from $91.6 million of non-GAAP revenue reported in Q2’09 and an increase of 18% from $86.5 million of revenue reported in Q3’08. Non-GAAP net income for Q3’09 was $14.5 million, or $0.19 per diluted share. This compares to non-GAAP net income for Q2’09 of $10.3 million, or $0.14 cents per diluted share, and non-GAAP net income for Q3’08 of $11.0 million, or $0.15 per share.

“We are pleased with our third quarter financial results,” said Jerry M. Kennelly, Riverbed® President and CEO. “We were able to generate record revenue and strong sequential and year-over-year growth against the backdrop of a still challenging global economy. As a critical enabler of fundamental business initiatives including virtualization, cloud computing and reducing data infrastructure costs, WAN optimization continues to be a top IT priority.”

Q3’09 Financial Highlights

•	Revenue increased 12% sequentially and 18% year-over-year

•	Non-GAAP gross margin increased to 78%

•	Non-GAAP operating margin increased to 22%

•	Non-GAAP net income increased 41% sequentially and 32% year-over-year

•	Days sales outstanding decreased to 42 days

•	Deferred revenue increased to $76 million

•	Cash flow from operations increased to $38 million

•	Cash, cash equivalents, and marketable securities totaled approximately $297 million and no debt

Q3’09 Business Highlights

•

Identified as the WAN optimization controller (WOC) Advanced Platform worldwide market share leader for Q2’09 based on revenue in the Gartner report, “Market Share: Application Acceleration Equipment, Worldwide, Q2’09”

•	Positioned by Gartner in the leaders quadrant in the “Magic Quadrant for WAN Optimization Controllers 2009”

•	Added eight Fortune 500 customers, with cumulative customer count approaching 7,000

•

Introduced Central Management Console - Virtual Edition (CMC-VE) designed for managed service providers (MSPs). The new capabilities of CMC-VE allow MSPs to reduce operational costs, improve visibility, easily scale and flexibly allocate management licenses to enterprise customers through its new multi-tenant capabilities. CMC-VE runs on VMWare ESX, and MSPs can run it on any existing server that has capacity.

Conference Call

Riverbed will host a conference call today, October 22, 2009, at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to discuss its third quarter fiscal year 2009 results and outlook for the fourth quarter of 2009. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast at www.riverbed.com/investors for 12 months.

Forward Looking Statements

This press release contains forward-looking statements, including statements related to WAN optimization as an IT priority. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed for the quarter ended June 30, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments related to our tax valuation allowance:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. The book value of our deferred support revenue was reduced by approximately $2.0 million in the adjustment to fair value. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and stock-based payroll expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incurred significant expenses in connection with our acquisition of Mazu and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, integration related professional services, and adjustments to the fair value of the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

About Riverbed

Riverbed Technology is the IT infrastructure performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, Think Fast, the Riverbed logo, Mazu, Profiler, and Cascade are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

About the Magic Quadrant

The Magic Quadrant is copyrighted 2009 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

renee.lyall@riverbed.com

###

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Revenue:
Product	$69,543	$65,238	$190,322	$185,574
Support and services	32,506	21,309	90,925	55,547

Total revenue	102,049	86,547	281,247	241,121

Cost of revenue:
Cost of product	14,982	16,653	43,776	45,153
Cost of support and services	9,410	7,174	27,385	20,151

Total cost of revenue	24,392	23,827	71,161	65,304

Gross profit	77,657	62,720	210,086	175,817

Operating expenses:
Sales and marketing	44,192	34,855	127,003	100,992
Research and development	17,302	14,582	50,368	43,278
General and administrative	9,297	10,419	27,382	29,925
Other charges	—	11,000	—	11,000
Acquisition-related costs	(3,008)	—	(4,447)	—

Total operating expenses	67,783	70,856	200,306	185,195

Operating income (loss)	9,874	(8,136)	9,780	(9,378)

Other income, net	141	1,287	824	5,059

Income (loss) before provision for income taxes	10,015	(6,849)	10,604	(4,319)
Provision for income taxes	4,546	5,574	4,451	8,335

Net income (loss)	$5,469	$(12,423)	$6,153	$(12,654)

Net income (loss) per share, basic	$0.08	$(0.17)	$0.09	$(0.18)
Net income (loss) per share, diluted	$0.08	$(0.17)	$0.09	$(0.18)

Shares used in computing basic net income (loss) per share	69,370	71,005	69,035	70,915
Shares used in computing diluted net income (loss) per share	71,968	71,005	71,040	70,915

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Nine months ended
GAAP to Non-GAAP Reconciliations:	September 30,	June 30,	September 30,	September 30,

	2009	2009	2008	2009	2008
Reconciliation of Total Revenue:
U.S. GAAP as reported	$102,049	$90,987	$86,547	$281,247	$241,121
Adjustments:
Deferred revenue adjustment (5)	505	658	—	1,479	—

As Adjusted	$102,554	$91,645	$86,547	$282,726	$241,121

Reconciliation of Gross Profit:
U.S. GAAP as reported	$77,657	$67,132	$62,720	$210,086	$175,817
Adjustments:
Stock-based compensation (1)	1,239	1,237	1,179	3,594	3,601
Payroll taxes on option exercises (2)	2	17	1	19	6
Amortization on intangibles (3)	740	740	—	1,806	—
Deferred revenue adjustment (5)	505	658	—	1,479	—

As Adjusted	$80,143	$69,784	$63,900	$216,984	$179,424

Reconciliation of Gross Margin:
U.S. GAAP as reported	76.1%	73.8%	72.5%	74.7%	72.9%
Adjustments:
Stock-based compensation (1)	1.2%	1.4%	1.3%	1.3%	1.5%
Amortization on intangibles (3)	0.7%	0.8%	0.0%	0.6%	0.0%
Deferred revenue adjustment (5)	0.1%	0.1%	0.0%	0.1%	0.0%

As Adjusted	78.1%	76.1%	73.8%	76.7%	74.4%

Reconciliation of Operating Income (Loss):
U.S. GAAP as reported	$9,874	$1,946	$(8,136)	$9,780	$(9,378)
Adjustments:
Stock-based compensation (1)	13,911	13,738	13,031	40,431	38,157
Payroll taxes on option exercises (2)	40	252	45	318	150
Amortization on intangibles (3)	1,195	1,195	—	2,916	—
Acquisition-related costs (4)	(3,004)	(2,459)	—	(3,576)	—
Deferred revenue adjustment (5)	505	658	—	1,479	—
Litigation settlement (8)	—	—	11,000	—	11,000

As Adjusted	$22,521	$15,330	$15,940	$51,348	$39,929

Reconciliation of Operating Margin:
U.S. GAAP as reported	9.7%	2.1%	-9.4%	3.5%	-3.9%
Adjustments:
Stock-based compensation (1)	13.6%	15.0%	15.1%	14.4%	15.8%
Payroll taxes on option exercises (2)	0.0%	0.3%	0.0%	0.1%	0.1%
Amortization on intangibles (3)	1.2%	1.3%	0.0%	1.0%	0.0%
Acquisition-related costs (4)	-2.9%	-2.7%	0.0%	-1.3%	0.0%
Deferred revenue adjustment (5)	0.4%	0.7%	0.0%	0.5%	0.0%
Litigation settlement (8)	0.0%	0.0%	12.7%	0.0%	4.6%

As Adjusted	22.0%	16.7%	18.4%	18.2%	16.6%

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	$5,469	$(290)	$(12,423)	$6,153	$(12,654)
Adjustments:
Stock-based compensation (1)	13,911	13,738	13,031	40,431	38,157
Payroll taxes on option exercises (2)	40	252	45	318	150
Amortization on intangibles (3)	1,195	1,195	—	2,916	—
Acquisition-related costs (4)	(3,004)	(2,459)	—	(3,576)	—
Deferred revenue adjustment (5)	505	658	—	1,479	—
Litigation settlement (8)	—	—	11,000	—	11,000
Income tax adjustments (6)	(3,626)	(2,808)	(662)	(13,729)	(7,838)

As Adjusted	$14,490	$10,286	$10,991	$33,992	$28,815

	Three months ended			Nine months ended
GAAP to Non-GAAP Reconciliations:	September 30,	June 30,	September 30,	September 30,

	2009	2009	2008	2009	2008
Reconciliation of Net Income (Loss) per share, diluted:
U.S. GAAP as reported	$0.08	$-	$(0.17)	$0.09	$(0.18)
Adjustments:
Stock-based compensation (1)	0.17	0.18	0.18	0.55	0.53
Amortization on intangibles (3)	0.02	0.02	—	0.04	—
Acquisition-related costs (4)	(0.04)	(0.03)	—	(0.05)	—
Deferred revenue adjustment (5)	0.01	0.01	—	0.02	—
Litigation settlement (8)	—	—	0.15	—	0.15
Income tax adjustments (6)	(0.05)	(0.04)	(0.01)	(0.19)	(0.11)

As Adjusted	$0.19	$0.14	$0.15	$0.46	$0.39

Non-GAAP Net income per share, basic	$0.21	$0.15	$0.15	$0.49	$0.41
Non-GAAP Net income per share, diluted (7)	$0.19	$0.14	$0.15	$0.46	$0.39

Shares used in computing basic net income per share	69,370	69,007	71,005	69,035	70,915
Shares used in computing diluted net income per share (7)	75,301	73,611	74,472	73,406	74,503

Non-GAAP adjustments:
Support and services revenue	$505	$658	$—	$1,479	$—
Cost of product	860	855	54	2,136	131
Cost of support and services	1,121	1,139	1,126	3,283	3,476
Sales and marketing	6,742	6,768	5,931	19,848	17,912
Research and development	3,629	3,747	3,431	10,679	9,950
General and administrative	2,798	3,176	2,534	8,590	6,838
Other acquisition costs	(3,008)	(2,959)	—	(4,447)	—
Other charges	—	—	11,000	—	11,000
Provision for income taxes	(3,626)	(2,808)	(662)	(13,729)	(7,838)

Total Non-GAAP Adjustments	$9,021	$10,576	$23,414	$27,839	$41,469

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2)	Payroll tax on stock option exercises repesents the incremental cost for employer payroll taxes on stock option exercises.
(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4)	We incurred expenses in connection with our acquisition, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs are excluded from our non-GAAP operating expenses.
(5)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(6)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate does not assume a valuation allowance on our deferred tax assets.
(7)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under ASC Topic 718.
(8)	Other charges represent the Q3 2008 litigation settlement with Quantum Corporation with payment in Q4 2008.

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

Unaudited

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$75,709	$95,378
Marketable securities	221,058	172,398
Trade receivables, net	47,099	46,839
Inventory	12,100	10,637
Deferred tax assets	8,730	6,185
Prepaid expenses and other current assets	15,169	12,605

Total current assets	379,865	344,042

Fixed assets, net	21,810	21,993
Goodwill	11,711	—
Intangible assets, net	20,584	—
Deferred tax assets, non-current	35,360	27,033
Other assets	5,115	5,449

Total assets	$474,445	$398,517

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,267	$18,290
Accrued compensation and related benefits	19,766	13,137
Other accrued liabilities	26,583	13,342
Deferred revenue	58,472	45,194

Total current liabilities	126,088	89,963

Deferred revenue, non-current	17,561	12,967
Other long-term liabilities	2,892	1,758

Total long-term liabilities	20,453	14,725

Stockholders’ equity:
Common stock	343,637	315,882
Accumulated deficit	(15,781)	(21,934)
Accumulated other comprehensive income (loss)	48	(119)

Total stockholders’ equity	327,904	293,829

Total liabilities and stockholders’ equity	$474,445	$398,517

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Nine months ended
	September 30,
	2009	2008
Operating activities:
Net income (loss)	$6,153	$(12,654)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,376	5,739
Stock-based compensation	40,431	38,157
Deferred taxes	(10,019)	—
Excess tax benefit from employee stock plans	(1,694)	(1,427)
Changes in operating assets and liabilities:
Trade receivables	1,608	5,521
Inventory	(1,017)	(7,720)
Prepaid expenses and other assets	(2,128)	(4,870)
Accounts payable	2,398	1,599
Accruals and other liabilities	8,603	14,503
Acquisition-related contingent consideration	(4,947)	—
Income taxes payable	6,562	4,762
Deferred revenue	17,073	17,385

Net cash provided by operating activities	73,399	60,995

Investing activities:
Capital expenditures	(7,173)	(10,761)
Purchase of available for sale securities	(244,208)	(264,179)
Proceeds from maturities of available for sale securities	181,761	143,102
Proceeds from sales of available for sale securities	13,500	39,803
Acquisitions, net of cash acquired	(20,469)	—

Net cash used in investing activities	(76,589)	(92,035)

Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	15,512	9,119
Payments for repurchases of common stock	(29,016)	(24,992)
Payment of debt assumed in acquisition	(5,004)	—
Excess tax benefit from employee stock plans	1,694	1,427

Net cash used in financing activities	(16,814)	(14,446)
Effect of exchange rate changes on cash and cash equivalents	335	(169)

Net decrease in cash and cash equivalents	(19,669)	(45,655)
Cash and cash equivalents at beginning of period	95,378	162,979

Cash and cash equivalents at end of period	$75,709	$117,324

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,

	2009	2009	2008	2009	2008
Revenue by Geography

United States	$58,264	$49,640	$54,289	$156,208	$142,386
Europe, Middle East and Africa	25,747	24,934	20,476	75,019	59,369
Rest of the world	18,038	16,413	11,782	50,020	39,366

Total revenue	$102,049	$90,987	$86,547	$281,247	$241,121

As a percentage of total revenues:
United States	57%	55%	63%	56%	59%
Europe, Middle East and Africa	25%	27%	24%	27%	25%
Rest of the world	18%	18%	13%	17%	16%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

Direct	$6,640	$8,232	$5,649	$22,637	$21,003
Indirect	95,409	82,755	80,898	258,610	220,118

Total revenue	$102,049	$90,987	$86,547	$281,247	$241,121

As a percentage of total revenues:
Direct	7%	9%	7%	8%	9%
Indirect	93%	91%	93%	92%	91%

Total revenue	100%	100%	100%	100%	100%